SEMPRA ENERGY
Table B

KEY CONSOLIDATED BALANCE SHEET STATISTICS (Unaudited)

	Balance at
	March 31	December 31
In Millions of Dollars, Except Per Share Amounts	2002	2001

Short-Term Debt	$ 1,038	$ 875
Current Portion of Long-Term Debt	314	242
Long-Term Debt	3,496	3,436
Total Debt	4,848	4,553
Preferred Stock of Subsidiaries	204	204
Mandatorily Redeemable Trust Preferred Securities	200	200
Common Equity	2,698	2,692
Total Capitalization	$ 7,950	$ 7,649

Debt to Total Capitalization	61%	60%
Book Value per Share	$ 13.15	$ 13.16
Cash and Cash Equivalents	$ 740	$ 605
Available Credit Under Committed Lines - Net	$ 1,205	$ 1,560

CAPITAL EXPENDITURES (Unaudited)

	Three Months Ended
	March 31
In Millions of Dollars	2002	2001
California Utilities
Southern California Gas	$ 70	$ 46
San Diego Gas & Electric	77	68
Total California Utilities	147	114

Global Enterprises
Resources *	158	42
International	25	14
Other	6	9
Total Global Enterprises	189	65

Parent & Other	5	4

Consolidated Total	$ 341	$ 183

* Includes synthetic leases of $72 in 2002 and $23 in 2001.